Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form F-3 (File No. 333-288573) of our report dated April 11, 2025 with respect to the audited consolidated financial statements of Nano Labs Ltd (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 29, 2025